UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 3, 2011

Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court
Hillsboro, Oregon 97124-6421
(Address of principal executive offices, including zip code)

(503) 268-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
The annual meeting of stockholders of Lattice Semiconductor Corporation (the "Company") was held on Tuesday, May 3, 2011, in Hillsboro, Oregon. Stockholders representing 108,972,953 shares, or 92.7% of the outstanding shares as of the March 10, 2011 record date, were present in person or were represented at the meeting by proxy. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows.
Proposal 1: Election of Directors

Each of the three nominees for director was elected, and the voting results are set forth below:

Nominee	For	Withheld	Broker Non-Votes
Darin G. Billerbeck	94,404,010	840,368	13,728,575
David E. Coreson	94,402,280	842,098	13,728,575
Patrick S. Jones	81,028,663	14,215,715	13,728,575
W. Richard Marz	94,399,572	844,806	13,728,575
Gerhard H. Parker	94,397,857	846,521	13,728,575
Hans Schwarz	94,398,628	845,750	13,728,575

Proposal 2: Approval of the Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan

The proposal to approve the Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan was approved, and the voting results are set forth below:

For	Withheld	Abstain	Broker Non-Votes
78,671,404	10,983,296	5,589,678	13,728,575

Proposal 3: Advisory Approval of Named Executive Officer Compensation

The proposal to approve, as an advisory vote, the compensation of the Company's named executive officers was approved, and the voting results are set forth below:

For	Withheld	Abstain	Broker Non-Votes
88,099,162	1,566,498	5,578,718	13,728,575

Proposal 4: Advisory Approval of the Frequency of Future Advisory Votes on the Company's Named Executive Officer Compensation

The proposal to approve, as an advisory vote, the frequency of future advisory votes on the Company's named executive officer compensation received the voting results set forth below:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
69,499,628	2,340,246	18,105,716	5,298,788	13,728,575

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of KPMG LLP was approved, and the voting results are set forth below:

For	Withheld	Abstain	Broker Non-Votes
108,627,274	223,139	122,540	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION
Date: May 9, 2011	By:	/s/ Byron W. Milstead
Byron W. Milstead Corporate Vice President and General Counsel

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